UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2011

NEW CENTURY BANCORP, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-50400	20-0218264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, North Carolina		28334
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (910) 892-7080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2011, New Century Bank, wholly-owned subsidiary of New Century Bancorp, Inc. (the “Company”) entered into a purchase and assumption agreement (the “Purchase Agreement”) with Lumbee Guaranty Bank, Pembroke, North Carolina (“Lumbee”), whereby Lumbee will purchase all deposits and selected assets associated with New Century Bank’s existing Pembroke and Raeford, North Carolina, branches. The terms of the Purchase Agreement provide for Lumbee to acquire all the real property, equipment, and other selected assets associated with the two branches. New Century Bank, however, will retain all loans associated with the two branches being acquired by Lumbee.

The consummation of the transaction is subject to a number of conditions, including receipt of necessary regulatory approvals and the satisfactory conclusion of Lumbee’s due diligence with respect to the real property associated with the branches, among other conditions.

The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01	Other Events.

On December 21, 2011, the Company and Lumbee issued a press release announcing that they had entered into the Purchase Agreement described under Item 1.01 of this Current Report on Form 8-K.

A copy of the press release making such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Purchase and Assumption Agreement, dated December 20, 2011, by and between New Century Bank and Lumbee Guaranty Bank

99.1	Press release, dated December 21, 2011, regarding entry into Purchase and Assumption Agreement by and between New Century Bank and Lumbee Guaranty Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY BANCORP, INC.

By:	/s/ Lisa F. Campbell
Lisa F. Campbell
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Dated: December 22, 2011

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Purchase and Assumption Agreement, dated December 20, 2011, by and between New Century Bank and Lumbee Guaranty Bank

99.1	Press release, dated December 21, 2011, regarding entry into Purchase and Assumption Agreement by and between New Century Bank and Lumbee Guaranty Bank